TRIPLE NET LEASE


THIS LEASE, made and entered into this 2nd day of August, 2004, by and betweenPrice Margaret H LTD & The Arlinda Price Parr Trust (collectively "Lessor"), and Autostrada Motors Inc., a Utah corporation, ("Lessee").

                           WITNESS TO:

In consideration of the mutual covenants and agreements hereinafter set forth, the Lessor and Lessee agree as follows:

     1. Premises. Lessor does hereby demise and lease unto the lessee the Premises located at 235 West 500 South, Salt Lake City, Utah 84101, consisting of an approximate 3,822 square foot building ("Building") located on .78 acres of land ("Land") including the existing sign located on 500 South. The area leased to Lessee is hereinafter referred to as the "Premises." Lessee acknowledges that except as expressly set forth in this Lease, neither Lessor nor any other person has made any representation or warranty with respect to the Premises or the suitability of the Premises for the conduct of the Lessee's business. Lessee, by taking possession of the Premises, shall be deemed to agree that the Premises are in good order and condition.

     2. Lease Term.  The term of this Lease will be for a period of Twelve
(12) months, beginning on the 1st of September, 2004 (the "Commencement Date"), and terminating on August 31, 2005, unless sooner terminated by either party as herein provided. Lessee shall take possession of the Premises upon lessor's receipt of lessee's Lease signatures, security deposit and first months rent.

     3. Rent. The Lessee agrees to pay to the Lessor as rent for the Premises for each year of the Lease term, on a Triple Net Basis, the sum of Thirty Thousand and 00/100 dollars ($30,000.00) per annum, payable in advance in equal monthly installments of Two Thousand Five Hundred and 00/100 dollars ($2,500.00) each, Rent shall be paid as follows: by good funds check made out to Price Margaret H LTD L.L.C., being mailed to, Attn: Gene Holm, Price Margaret H LTD,. 2197 North 250 West, Sunset, Utah, 84015, on or before the due date each month for the amount of the monthly rent.

     A. Renewal Option. Provided Lessee is not in default of any material term, condition or covenant of this Lease at the time of the exercise of the option to renew the term of the Lease, Lessee shall, have the option to extend the lease term for four additional one-year term ("Renewal Term") on the same terms and conditions as provided in this Lease, or as the parties may otherwise agree. The rent for the Renewal Terms will be increased annually at three percent (3%), and notice of renewal will be given to the Lessor no later than ninety (90) days prior to the end of the original lease term. If an agreement has not been reached by that time or such later time as the parties may agree, in writing, the right to exercise the option shall automatically terminate.

     4. Payment of Rent.

          A. Due Date. Lessee shall pay the annual base rental in equal monthly installments in advance on or before the first (1st) day of each calendar month during the term of this Lease commencing on, or prior to, the
commencement date.   Rent shall be payable in lawful money of the United
States.

          B. Late Payments. In the event that Lessee shall fail to make any payment of rent or any other sum owed by Lessee pursuant to this Lease within ten (10) days of the date payment is due, Lessee shall pay a late fee equal to ten percent (10%) of any payment that is due. In the case of rent during the first year, the 10% late fee would be equal to Two Hundred Fifty and 00/100 Dollars ($250.00). In addition to the late fee, any unpaid and delinquent amount shall bear interest from the due date thereof to the date of payment at the rate of one and one half percent (1.5%) per month, not to exceed the maximum interest rate permitted by law, from the due date until fully paid.

     5. Security Deposit. Upon the signing and entering into this Lease, Lessee shall deposit with Lessor a Security Deposit payable in cash or by official bank check in the amount of Two Thousand Five Hundred and 00/100dollars ($2,500.00). Lessor may apply all or part of the Security Deposit to any unpaid rent or other charges due from Lessee or to cure any other defaults of Lessee. If Lessor uses any part of the Security Deposit as provided herein and based upon the provisions and rights of Lessor, then Lessee shall immediately restore the Security Deposit to its full sum of Two Thousand and 00/100 Dollars ($2,500.00) within ten (10) days after Lessor's written notice to do so. Lessee's failure to do so shall be a material default under this Lease and Lessor may invoke any right provided to the Lessor in the terms of this Lease for material default at his option including termination of the Lease at the option of the Lessor. No interest shall accrue to Lessee or be paid to Lessee on the aforesaid Security Deposit. Lessor may commingle the Security Deposit with its other accounts and no trust relationship is created between Lessor and Lessee with respect to the Security Deposit, Lessee specifically waives any such claim of a trust relationship. The security deposit shall be returned upon full compliance of this Lease.

     6. Utilities, Maintenance and Taxes.  This is a triple net lease.
Lessee shall pay all charges for heat, hot and cold water, air conditioning, electricity and other utilities in Premises, and for trash, landscape services and snow removal incurred during the term of Lease. If Lessee fails to perform said services within a reasonable time, Lessor may have those services performed at its discretion, and charge Lessee the fees for such services.

     Lessee shall pay all prorated real property taxes, insurance, and assessments levied or assessed against Premises and the land of which the Premises are a part. Lessee shall pay directly to the appropriate organization for these expenses assessed to the Premises for property taxes, insurance and other related or similar building services to the Premises; including expenses and costs of any kind that lessor pays or becomes obligated to pay in connection with the ownership, operation and management of the Premises. Lessees shall pay any and all personal property taxes on its personal property at the Premises, sales taxes, license fees, income taxes and other taxes of Lessee other than real property taxes. If Lessee fails to pay said assessments within a reasonable time, Lessor may pay those assessments at its discretion, and charge Lessee the fees for such assessments.

     7. Uses of the Premises. The Premises shall be used for the purpose of automobile sales, service, detail, and office activities related thereto. No other uses shall be permitted in the Premises without the prior written permission of Lessor, which will not be unreasonably withheld. Lessee shall make no unlawful use of the Premises and will comply with all applicable laws, zoning ordinances and regulation of all governmental authorities, including all applicable environmental laws. No hazardous materials or other items that would increase risk and liability to the Lessor will be used, stored or released by Lessee on or at the Premises. No animals are allowed on Premises unless pre-approved by Lessor in advance in writing. The Lessee shall not make or suffer any waste upon the Premises and shall, at its own expense, observe and conform to all Municipal, County, State and Federal laws and regulations.

     8. Surrender of Premises. Upon expiration or termination of this Lease, the Lessee will surrender the Premises in clean and as good condition as they existed at the time of the Commencement Date, reasonable wear and tear excepted, and will remove all of its trade fixtures, property, inventory and equipment from the Premises. If a dispute arises questioning whether the wear and tear is reasonable the parties agree to arbitrate with an arbitrator chosen by their respective legal counsel. If legal counsel cannot agree on an arbitrator each shall choose one who shall select a third. The arbitration on this issue shall be binding on the parties and enforceable in the District Court of Salt Lake County.

     9. Liens and Claims. The Lessee shall not permit any liens, claims or demands for which the Lessee may be responsible to become a lien or claim against the interest of the Lessor or the Lessor's property, and shall indemnify and save harmless the Lessor against any such claims, liens or demands, including loss and expenses relating thereto and reasonable attorneys' fees Lessor incurs in the defense of any such lien, claim or demand as they are incurred; provided, however that Lessee will have the right to contest the amount or validity of any such lien by appropriate legal proceedings if Lessee diligently prosecutes such proceedings and if Lessee, within thirty (30) days after the notice of the claim of lien causes the same to be discharged of record by payment, deposit or bond. Lessee's failure to cause any such lien to be discharged and cleared of record within the thirty
(30) day period shall constitute a default under this Lease and Lessor shall have all the remedies available to it under the terms of this Lease including an option, among and in addition to other remedies, for the termination of this Lease.

     10. Assignment and Subletting. This Lease shall not be assigned and the Premises shall not be sublet, in whole or in part, by the Lessee, without first obtaining the written consent of the Lessor, which consent will not be unreasonably withheld. Lessee will be approved to sublease to Diamond Executive Detailing L.C. during the term of this lease agreement. In any such event, the Lessee will remain primarily liable for the payment of rent and for the performance of all of the other terms of this Lease required to be performed by the Lessee.

     11. Signage. Upon the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall be entitled to place signs on or around the building, in accordance with the applicable zoning authorized by Salt Lake City. Lessee agrees that any signs will be compatible with the building.

     12. Alterations. Alternations to the Premises made by the Lessee must be requested and approved in writing by Lessor in advance of and prior to alteration being made by Lessee, which approval shall not be unreasonably withheld. All work must be completed in a good workmanlike manner and in compliance with the applicable building and zoning laws, and with all other applicable laws, ordinances, rules, orders, regulations, and requirements of all federal, state and local governments. Any alterations or improvements to the Premises, including partitions, all electrical fixtures, lights and wiring shall, at the option of Lessor, become the property of Lessor, at the expiration or sooner termination of this Lease. Should Lessor request Lessee to remove all or any part of the above mentioned items, Lessee shall do so prior to the expiration or sooner termination of this Lease and repair and or replace (at the option of Lessor) the Premises in a good workmanlike manner, including any punctures to floor or ceiling due to alterations by Lessee, ordinary wear and tear excepted.

     13. Maintenance, Repairs and Inspection of Premises.

     LESSEE has inspected the Premises and all equipment and fixtures in the building and by executing this Lease accepts the Premises "as is". Lessor and Lessee will both conduct the improvements associated to each party identified in the proposal dated May 11, 2004 and attached to this lease as Exhibit B.

     After possession by Lessee as herein provided, Lessee will, at its expense, be responsible for the painting, decorating, repairing and maintaining of the interior of the Premises and for maintaining the HVAC system, electrical, all wall coverings, paneling, carpeting, resilient floor covering and other items of the interior design work in good condition and repair, normal wear and tear excepted and at the expense of Lessee. Lessee shall obtain the prior written approval of Lessor for any alterations, additions or improvements to the Premises it proposes to undertake as herein provided.

     The Lessor will be solely responsible for the repair and maintenance of the roof and the structural integrity of the building unless the damage is a direct result of the Lessee. The Lessor will have the right to enter the Premises at all reasonable times upon advance notice, to examine and inspect the Premises, and to show the Premises to any prospective Lessee or purchasers. Entry by Lessor to inspect or show the Premises as provided herein shall not unreasonably interfere with Lessee's business. Lessor will have the right to enter in any emergency, real or perceived, with or without notice to protect the Premises and Lessor's interest therein.

     14. Non-Payment of Rent: Defaults. One or more of the following events shall constitute a material default under this Lease:

          A. Payment of Money. Lessee's failure to pay any rent, additional rent, or other payments of money to be paid by Lessee as provided in the Lease strictly within the time provided and in the amount as required by the terms of this Lease and the failure to perform continues for ten (10) days after written notice that said payments are due;

          B. Other Obligations. If Lessee fails to observe or perform any other covenant, term or condition hereof and Lessee fails to timely correct any violation or failure to perform or to pursue any appropriate remedy with due diligence within thirty (30) days after written notice from Lessor; or

          C. Bankruptcy. If the Lessee admits insolvency or bankruptcy or an inability to pay debts as they mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Lessee or for the major part of Lessee's property or business, or if a trustee or receiver is so appointed and is not discharged within ninety (90) days after such appointment, or if a bankruptcy, reorganization, arrangement, insolvency, liquidation or other proceeding for the relief of Lessee as a debtor is instituted by or against Lessee and is not otherwise nullified within thirty (30) days after such institution; then in any such case, Lessee will be in default and in addition to any other rights or remedies that Lessor may have, Lessor will have the right to exclude Lessee its successors and assigns or representatives including any trustee or receiver from the Premises. In that event Lessor shall have the right to re-enter the Premises and remove Lessee's property therefrom. Such personal property may be stored by the Lessor for the account and at the expense of the Lessee. No re-entry will be considered or construed to be a forcible entry. In addition to any other remedies herein provided or those provided by law, Lessor at its option may consider the Lease terminated effective upon the date of filing any bankruptcy proceeding, voluntary or involuntary or on the date of an appointment of a receiver or on the date of an assignment for the benefit of creditors.

          D.  Remedies.    In the event of any material default by Lessee as
herein described or as may be provided by law, Lessor shall be entitled to the following cumulative remedies (in addition to any other remedies available at law or in equity):

               (1) Lessor may terminate this Lease by giving written notice of termination to Lessee, in which event Lessee shall immediately surrender the Premises to Lessor. If Lessee fails to surrender the Premises, then Lessor may, without prejudice to any other remedy Lessor has, including possession of the Premises or collecting arrearages in rent or other damages, reenter and take possession of the Premises and expel or remove Lessee and any other person occupying the Premises or any part thereof, in accordance with applicable law; or

               (2) Lessor may reenter and take possession of the Premises without terminating the Lease and re-let the Premises and apply the rent received to the account of Lessee. If Lessor so reenters and takes possession of the Premises as set forth above, Lessor agrees to use reasonable efforts to re-let the Premises for a commercially reasonable rate at the time of such re-letting. No re-letting by Lessor shall be considered to be for Lessor's own account unless Lessor has notified Lessee in writing that the Lease has been terminated. In addition, no such re-letting shall be considered an acceptance of Lessee's surrender of the Premises unless Lessor so notifies Lessee in writing; or
               (3) Lessor may reenter the Premises without terminating the Lease and without being liable for any damages, whether caused by negligence of Lessor or otherwise, and do whatever Lessee is obligated to do under the Lease. Lessee shall pay to Lessor, upon demand, the reasonable expenses paid by Lessor in satisfying Lessee's obligations under the terms of the Lease.
Any sum so expended by Lessor shall bear interest at the rate of eighteen percent (18%) per annum from the date expended until the date Lessor is repaid.

               (4) If the Lessor chooses to re-let the Premises without terminating the Lease, Lessee shall remain liable on the Lease. Lessor will make a reasonable effort to re-let the Premises and will use its best efforts to mitigate its damages.

          E. Rentals received by the Lessors from such re-letting will be applied as follows:

               (1) First, to the payment of any indebtedness, other than rent due hereunder from the Lease.

               (2) Second, to the payment of any reasonable cost of such re-letting;

               (3) Third, to the payment of the reasonable cost of any alterations and repairs to the Premises;

               (4) Fourth, to the payment of the rent due and unpaid hereunder; and

               (5) Fifth, the residue, if any, will be held by the Lessor and applied to future rent as it becomes due and payable hereunder, and any excess will become the property of the Lessor. If the rentals received from such re-letting during any month of this Lease term is less than that owing from the Lessee for the month, the Lessee shall be liable for and will pay the deficiency to the Lessor on a monthly basis.

          No re-entry, taking possession, or re-letting of the Premises by the Lessor will be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Lessee. Notwithstanding any such re-letting without termination, the Lessor may at any time thereafter decide to terminate this Lease for a previous default.

          F. Abandonment. If Lessor obtains possession of the Premises as a result of Lessee's abandonment of the Premises or by a decree from a court of competent jurisdiction, this shall not be construed as an election to terminate the Lease unless Lessor provides Lessee with a written notice of this election.

     15. Insurance.    Lessee shall be responsible to insure all of Lessee's
business equipment and supplies placed in said Premises. In addition the Lessee shall maintain commercial general liability insurance in a total aggregate sum of $1,000,000.00 on the Premises to cover employees and business invitees and any other category of visitor on the Premise for which liability may be proven in a court of law against an owner of property or occupant of property or against someone who has improved property or any liability under Premises liability claims. Lessee will provide certificates of insurance to Lessor at least annually evidencing that the coverage required herein is in full force and effect and will name Lessor, and any requested mortgagee designated by Lessor, as loss payee(s).

     16.  Waiver of Subrogation.   Lessor and Lessee hereby waive any and all
rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control.

     17. Holding Over. Notwithstanding any provisions of law or any judicial decisions to the contrary, no notice shall be required from either party to terminate this Lease on the expiration date specified in Section 2. Any holding over by Lessee, its successors or assigns, whether allowed by Lessor or not allowed beyond the expiration of the term, or extended term, shall give rise to a tenancy from month-to-month only and rent during the hold-over period shall be one hundred fifty percent (150%) of the rent due for the month preceding the hold-over period.

     18. Condemnation. In the event the Premises or any part thereof shall be taken or condemned for public purposes by any governmental authority, Lessee shall have the right at any time after the taking or condemnation to terminate this Lease by giving written notice to Lessor. Lessor will be entitled to all the awarded for the taking.

     19. Binding Effect. This constitutes the entire agreement between the parties and shall be binding upon their respective heirs, executors, administrators, successors and assignees.

     20. Notices. Any notices required to be sent hereunder will be deemed to have been properly given on the 5th day after deposited in the U.S. Mail if mailed, certified mail, return receipt requested, postage prepaid, to the addresses below, or to such other addresses as either party may, from time to time, designate in writing:


"Lessee" Autostrada Motors, 235 West 500 South, Salt Lake City, Utah 84101

"Lessor"  Price Margaret H LTD, 2197 North 250 West, Sunset, Utah 84015 & The
           Arlinda Price Parr Trust, 7924 Grape Street, La Mesa, California
91941

     21. Indemnification. Each party (the "Indemnifying Party") will indemnify, defend and save the other party ("Indemnified Party"), the other party's heirs, assigns, successors and legal representatives and any affiliated companies and their directors, officers, employees and agents harmless from and against any and all claims, liabilities, losses, damages or expenses (including reasonable attorneys' fees), to the extent arising from or relating to the Premises, the Building or the land on which the Building is situated where such injury or damage is caused by the negligence or misconduct of the Indemnifying Party, or where such injury or damage is the direct result of the Indemnifying Party's violation of any applicable law, ordinance or regulation of any governmental entity, except to the extent arising from or in connection with any negligence or intentional conduct of the indemnified party or its employees, agents or contractors.

     22. Environmental Indemnification.

          A. Lessees and their guarantors will defend, indemnify and hold harmless Lessor, Lessor's agents, heirs, successors, assigns and legal representatives, and each of its employees from and against any and all losses, liabilities, damages, claims, demands, costs, obligations, deficiencies and expenses (including without limitation, interest, penalties, court costs and reasonable attorney's fees and expenses, collectively "Losses") of whatever kind and nature resulting from any accident, occurrence or condition caused by the release by Lessee, its agents, employees and representatives of any toxic or hazardous substance or waste in, on, under, about or affecting the Premises and the Building, including, without limitation, the existence, removal, remediation, leaking of and spill and overfill related to underground storage tanks on or under the Premises, which results in any injury or death of any person, or damage to any property or which requires the removal or treatment of such hazardous or toxic substance or waste or underground storage tanks (including, without limitation, removal, remediation, leaking, spills or overfills related to underground storage tanks), or any other remedial action or fine under the terms of any properly constituted law, regulation, rule or directive of any federal, state or local governmental authority.

          B. Lessors shall defend, indemnify and hold harmless Lessee and each of its shareholders, officers, directors, employees, affiliates or subsidiaries from and against any and all losses of whatever kind and nature resulting from any accident, occurrence or condition caused by the release by Lessor, Lessor's agents, employees, assigns and legal representatives of any toxic or hazardous substance or waste in, on, under, about or affecting the Premises or Building prior to occupancy of the same by Lessee, including, without limitation, the existence, removal, remediation, leaking of and spill and overfill prior to occupancy related to underground storage tanks on or under the Premises, to the extent resulting in any injury or death to any person or damage to any property, or which requires the removal or treatment of such hazardous or toxic substance or waste or underground storage tanks), or any other remedial action or fine under the terms of any properly constituted law, regulation, rule or directive of any federal, state or local governmental authority, not withstanding the foregoing; Lessor shall have no such obligation to the extent arising from or in connection with any negligence or intentional conduct of lessee or its employees, agents or contractors.

          C. The provisions of this section shall survive the termination or expiration of this Lease and the surrender of the Premises by Lessee. In the event Lessor determines that there has been or may have been an operation by Lessee on the Premises that may have the potential for environmental claims of the federal Government or any of its agencies or those of any State or other governmental agency having regulatory or policing powers over environmental matters, then the Lessor may require a Phase I study by a duly licensed Engineer for environmental matters at the expense of the Lessee, and any further studies or "clean up" recommended by the entity or governmental agency upon completion of the study or studies. Determination of Lessor must be made in good faith and after complete disclosure by Lessee of the operations during occupancy by Lessee.

     23. Damage and Destruction.

          A. Subject to the provisions of paragraph 22.B, if a partial destruction of the Premises occurs during the term of this Lease, the Lessor at Lessor's option will forthwith make necessary repairs if the repairs can be made within one hundred eighty (180) days from the date of the partial destruction in accordance with applicable laws, ordinance and regulations of governmental authorities. If Lessor chooses not to make such repairs or restoration the Lease shall terminate upon the date of the partial destruction. In the event Lessor determines to repair or restore the Premises after a partial destruction which said repair or destruction can be accomplished within one hundred eighty (180) days the partial destruction will not serve to terminate or void the Lease and the Lessee will be entitled to a pro rata deduction of rent while such repairs are being made, and the reduction to be based upon the proportion of use of the Premises that is affected by damage or repairs, and which lessee does not use.

          B.  If such repairs cannot be made within one hundred eighty
(180) days from the date of partial or total destruction in accordance with such applicable laws, ordinances and regulations, or if the Premises are destroyed to the extent of at least seventy-five percent (75%) of its full replacement cost, either party will have the option of terminating this Lease as of the date of such partial or total destruction upon giving written notice to the other party within thirty (30) days after the destruction.

     24. Attorneys' Fees and Costs. In the event of any default under the terms of this Lease or a dispute regarding its terms and conditions or enforcement, the non-prevailing party agrees to reimburse the prevailing party for all expenses and costs, including reasonable attorneys' fees incurred in enforcing the terms hereof. Such reimbursement shall include all legal expenses incurred, whether enforcement is sought by suit or otherwise.

     25. Miscellaneous. The laws of the State of Utah will govern the validity, performances and enforcement of this Lease. The invalidity or unenforceability of any (one) provision of this Lease will not affect or impair the validity or enforceability of any other provision of this Lease. This Lease sets forth the full agreement between the parties as of the date hereof and can be modified or altered only by agreement in writing between the parties. Any lawsuit regarding this Lease or the obligations thereunder may be brought only in the County of Salt Lake, State of Utah.

     26. Estoppel Certificate. Lessee shall, within fifteen (15) days after Lessor's request, execute and deliver to Lessor a written declaration in a form adequate for recording; (1) ratifying this Lease; (2) expressing the Commencement Date and termination date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) certifying that all conditions under this Lease to be performed by Lessor have been satisfied;
(5) certifying that there are no defenses or offsets against the enforcement of this Lease by the Lessor, or stating those claimed by Lessee; (6) specifying the amount of advance rental, if any, (or none if such is the case) paid by Lessee; (7) specifying the date to which rental has been paid; (8) specifying the amount of security deposited with Lessor; and (9) specifying such other information as Lessor may reasonably request. Lessors' mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

     27. Lessor's Right to Cure. In the event of breach, default or noncompliance hereunder by Lessor, Lessee shall, before exercising any right or remedy available to it, give Lessor written notice of the claimed breach, default or noncompliance. If prior to its giving such notice of the claimed breach, default or noncompliance, Lessee has been notified in writing by way of Notice of Assignment of Rents and Leases, or otherwise of the addresses of a lender which has furnished any of the financing, concurrently with giving the aforesaid notice to Lessor, Lessee shall, by registered mail, transmit a copy thereof to such lenders. For thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Section (or such longer periods of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Lessor shall have the right to cure the breach, default or noncompliance involved. If Lessor has failed to cure a default within said period, any such lender will have an additional thirty (30) days within which to cure the same, and if such default cannot be cured within that period, such additional time as may be reasonably necessary if lender has commenced and is diligently pursuing the actions or remedies necessary to cure that breach, default or noncompliance (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its right under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Lessee so long as such action or remedies are being diligently pursued by said lender.

     28. Recourse by Lessee. Anything in this Lease to the contrary notwithstanding, Lessee agrees that it will look solely to the interest of Lessor in the Building, subject to any prior rights of any mortgage or trust deed holder, for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor to Lessee in the event of any default or breach by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Lessor. No other assets of Lessor shall be subject to levy, execution, or other procedures for the satisfaction of Lessee's remedies.

     29. Assignment by Lessor, Attornment. Lessor shall have the right in its sole discretion, to sell the Premises and assign this Lease to the purchaser. If Lessor does so, any such purchaser shall be bound by and subject to the terms of this Lease , provided Lessee is not in default, Lessee shall attorn to the assignee of the Lessor as Lessee's "Landlord". Such attornment shall be effective and self operative without the execution any further documents or instruments. .

     30. Quiet Enjoyment. Lessee shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the term of this Lease subject to performance of all of the terms of this Lease.

     31. Condition of the Property.  Lessee is taking the subject property
"as is" (with the exceptions noted under section 13 of this lease), and acknowledges by the execution of this Lease that there has been a right to and an opportunity to inspect the property prior to becoming obligated on this Lease as Lessee, and that Lessee has availed itself of the opportunity to inspect or has waived any right to do so or any claim of material defect in the property which is the subject of this Lease.

     32. Lessee's Financial Condition. Within ten (10) days after written request from Lessor, Lessee shall deliver to Lessor the most recent financial statements that are reasonably required by Lessor to verify the net worth of Lessee, and any guarantor or any assignee or sub-Lessee. Lessee shall also sign any document necessary to allow a credit report by any credit agency on Lessee and its guarantors to be obtained by Lessor, its agents and employees including attorneys. In addition, Lessee shall deliver to any lender designated by Lessor any financial statements required by such lender to facilitate the financing or refinancing of the Property. Lessee represents and warrants to Lessor that each such financial statement will be a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

     33. Successors and Assigns. All covenants, promises, conditions, representations and agreements contained in this Lease shall be binding upon, apply and inure to the parties to this Lease, and their respective heirs, executors, administrators, successors, assigns and legal representatives, it being understood and agreed, however, that the provisions of Section 10 are in no way impaired by this Section 34.

     34. Waiver. The failure of Lessor to insist upon strict performance by the Lessee of any of the covenants, conditions and agreements of this Lease shall not be deemed a waiver of any subsequent breach or default of any of the covenants, conditions and agreements of this Lease. No surrender of the Premises by Lessee shall be affected by Lessor's acceptance of Rent, or other means whatsoever, unless the same is evidenced by Lessor's written acceptance of the surrender.

     35. Interpretation. The parties agree that it is their intention to create only the relationship of Lessor and Lessee, and no provision of this Lease, or act of either party, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties of this Lease.

     36. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease and such other provisions shall remain in full force and effect.

     37. Obligations Which Survive Expiration Of The Lease Agreement. In addition to those obligations specifically referred to in this Lease, as surviving the expiration or termination of this Lease, the following obligations shall survive the expiration or termination of this Lease: (a) any obligation herein permitted to be performed after the end of the termination of this Lease; (b) any obligation not reasonably susceptible of performance prior to the termination of this Lease; and (c) any obligation to be performed pursuant hereto at or before the end of the primary term or any Renewal Term which is not so performed.

     38. Time of the Essence.  Time shall be of the essence of this Lease.

     39. Preliminary Negotiations. The submission of this document by Lessor for examination does not constitute an offer to lease or a reservation of an option to lease. In addition, Lessor and Lessee acknowledge that neither of them shall be bound by the representations, promises or preliminary negotiations with respect to the Premises made by their respective employees or agents. It is their intention that neither party be legally bound in any way until this Agreement has been fully executed by both Lessor and Lessee.

     40. Personal Guaranties. The personal guarantees given by any and all guarantors shall be valid for the entire term of the Lease, commencing upon mutual execution of this Lease. (See "Exhibit A" Below)

     42.  Indemnification.    Tenant shall indemnify and hold harmless
Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the Premises during the Term hereof, or the use by other tenants of other parts of the Premises, and Tenant hereby waives all claims against Landlord for damage to goods, wares, or merchandise or for injury whatsoever, except such as might result from negligence of Landlord or Landlord's representatives.

     43.    Applicable Law and Parties Bound.    This Lease shall be
construed under the Laws of the State of Utah and terms hereof shall be binding upon and shall insure to the benefit of their heirs, executors, administrators, successors and assigns, respectively of Landlord and Tenant. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference to successors and assigns of Tenant is not intended to constitute a consent to assignment or other transfer of rights by Tenant, but has reference only to those instances in which Landlord may give written consent to a particular assignment or other
transfer of rights by Tenant.   If any term or provision of this Lease shall,
to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     44. Entire Agreement. This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned in this Lease and no prior agreement, letters, representations, warranties, promises, or understandings pertaining to any such matters shall be effective for any such purpose. This Lease may be amended or added to only by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be properly executed the day and year first above written.

"LESSOR"
Price Margaret H LTD 2197 North 250 West Sunset Utah 84015



By/S/          Managing Member

The Arlinda Price Parr Trust 7924 Grape Street la Mesa, California 91941




By/S/          Managing Member



"LESSEE"
 "Lessee" Autostrada Motors., 235 West 500 South, Salt Lake City, Utah 84101



By/s/Douglas W. Fry      Its President

                            Exhibit A


                    Personal Guaranty of Lease


This following "Exhibit" is made to "Lease" dated, __August 2, 2004______ (Lease date) between:

Price Margaret H LTD & The Arlinda Price Parr Trust (collectively) referred to as "Lessor"
                              and

 Autostrada Motors Inc., a Utah corporation                    referred to as
"Lessee"

___Douglas Fry _, (hereinafter referred to as "Personal Guarantor"), as officer [director, shareholder, member, manager, owner] of "Lessee", agree that that an individual shall personally guaranty that "Lessee" shall perform all the obligations and covenants contained in this Lease agreement including but not limited to payment of RENT, utility and/or maintenance charges, and telephone charges, as well as all other obligations and covenants contained herein. In the event "Lessee" defaults on any portion of the Lease, "Personal Guarantor" understands and agrees that "Personal Guarantor" shall be personally liable for all obligations of "Lessee" set forth in the Lease and shall pay said liabilities upon notice from Landlord within ninety (90) days of receipt of said notice.




Douglas Fry / Personal Guarantor                  Date